Baxter International Inc. One Baxter Parkway Deerfield, IL 60015
FOR IMMEDIATE RELEASE
Media Contact:
Deborah Spak, (847) 948-2349
Investor Contacts:
Mary Kay Ladone, (847) 948-3371
Clare Trachtman, (847) 948-3085
BAXTER REPORTS SALES AND EPS
FOR FOURTH QUARTER 2010 IN LINE WITH GUIDANCE
Company Achieves Record Cash Flow Exceeding $3.0 Billion in 2010
Baxter Provides Financial Outlook For 2011
     DEERFIELD, Ill., January 27, 2011 — Baxter International Inc. (NYSE:BAX) today announced its financial results for the fourth quarter of 2010, and provided its financial outlook for the first quarter and full-year 2011.
     Baxter reported net income in the fourth quarter of $423 million, which declined 26 percent from $572 million reported in the prior-year period. Earnings per diluted share of $0.72 compares to $0.94 per diluted share reported in the fourth quarter of 2009. These results included special after-tax charges totaling $227 million (or $0.39 per diluted share) for costs and asset impairments primarily associated with the company’s business optimization initiatives, increased litigation reserves, as well as in-process research and development charges associated with recent transactions. The company also recorded an after-tax special charge in the fourth quarter of 2009 of $56 million (or $0.09 per diluted share).
     On an adjusted basis, excluding special items in both years, Baxter’s net income of $650 million increased 4 percent in the fourth quarter from $628 million

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BAXTER REPORTS 4th QUARTER FINANCIAL RESULTS — Page 2
in the prior-year period. Adjusted earnings per diluted share increased 8 percent to $1.11 per diluted share from $1.03 reported in the fourth quarter of 2009. These results were in line with the company’s previously issued earnings guidance of $1.09 to $1.11 per diluted share.
     Worldwide sales in the fourth quarter totaled $3.5 billion and increased 1 percent over the same period last year. Excluding the impact of foreign currency, worldwide sales advanced 3 percent. Sales within the United States increased by more than 1 percent to $1.4 billion and international sales of $2.1 billion were comparable to the prior-year period. Excluding the impact of foreign currency, international sales increased 3 percent.
     By business, BioScience revenues exceeded $1.5 billion and increased 1 percent from the comparable prior-year period. Excluding the impact of foreign currency, BioScience sales increased 4 percent. Contributing to this performance was strong demand for GAMMAGARD LIQUID [Immune Globulin Intravenous (Human)] (marketed as KIOVIG outside of the United States), several specialty plasma-based therapeutics, and biosurgery products, resulting in double-digit sales growth across these product categories. This strength was partially offset by the expected decline in recombinant protein and vaccine revenues.
     Medication Delivery sales also increased 1 percent to $1.3 billion (or 3 percent excluding the impact of foreign currency), driven primarily by growth of intravenous therapies (including the company’s parenteral nutrition products), injectable drugs and anesthesia products. Renal sales of $626 million were comparable to the prior-year period (and increased 1 percent excluding the impact of foreign currency), as the company continued to post solid gains in

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peritoneal dialysis patients, particularly in the United States, Latin America and Asia.
Full-Year 2010 Results
     For the full year, Baxter reported net income of $1.4 billion or $2.39 per diluted share, compared to net income of $2.2 billion or $3.59 per diluted share last year. On an adjusted basis, excluding special charges in both years, Baxter’s net income in 2010 was $2.4 billion which represents an increase of 2 percent, over the prior-year period, while earnings per diluted share of $3.98 increased 5 percent from $3.80 reported in 2009.
     Baxter’s worldwide sales increased 2 percent and totaled $12.8 billion for full-year 2010, including a first-quarter revenue adjustment of $213 million associated with the COLLEAGUE infusion pump recall. On an adjusted basis, excluding the COLLEAGUE charge, Baxter’s worldwide sales totaled $13.1 billion in 2010, an increase of 4 percent over the prior year revenues of $12.6 billion (and increased 3 percent excluding the impact of foreign currency). Sales within the United States (excluding the COLLEAGUE adjustment) increased 3 percent to $5.5 billion in 2010, and international sales grew 5 percent to $7.6 billion. Excluding the impact of foreign currency, international sales rose 3 percent.
     “2010 was an unusually challenging year for our company; however, we continue to benefit from the diversified and medically-necessary nature of our portfolio, broad geographic reach and strong financial position,” said Robert L. Parkinson, Jr., chairman and chief executive officer. “We also executed on our key commercial, operational and organizational strategies intended to enhance

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our effectiveness, competitive position, and growth profile with emphasis on creating sustained value for our shareholders over the long-term.”
     In 2010, Baxter delivered record cash flow and returned significant value to shareholders in the form of dividends and share repurchases. Cash flow from operations totaled $3.0 billion (including pension contributions of $350 million to the company’s U.S. pension fund during the year). Excluding pension contributions from both years, cash flow from operations increased 11 percent versus the prior-year period. In addition, Baxter returned approximately $2.1 billion to shareholders through dividends totaling $688 million and share repurchases of approximately $1.5 billion (or 30 million shares).
Fourth Quarter Highlights
     Baxter continued to enhance its portfolio and new product pipeline in 2010 with investments in research and development that reflected funding of all key R&D initiatives, including 14 programs that progressed in Phase III clinical development throughout the year. Recent commercial and pipeline achievements include the following:
•	The acquisition of the hemophilia-related assets from Archemix, and an exclusive license agreement for certain related intellectual property assets. The lead product associated with the acquisition and license agreement is ARC19499, a synthetic, subcutaneously-administered hemophilia therapy currently in a Phase I clinical trial in the UK. ARC19499 blocks Tissue Factor Pathway Inhibitor (TFPI) activity, thereby augmenting and improving blood clotting, potentially reducing replacement factor therapy for patients with hemophilia A and B.
•	Presentation of interim data from Baxter’s Phase I, multicenter clinical study at the Annual Meeting of the American Society of Hematology in December, suggest that recombinant von Willebrand factor (rVWF) may be

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BAXTER REPORTS 4th QUARTER FINANCIAL RESULTS — Page 5
safe and well tolerated in patients with type 3 and severe type 1 von Willebrand disease. The data also suggest that rVWF has a pharmacokinetic profile comparable to plasma-derived von Willebrand factor. Currently available treatments for von Willebrand disease are derived from plasma. Baxter’s rVWF is the only recombinant replacement protein in clinical development for von Willebrand disease and has received orphan designation from the European Medicines Agency’s Committee for Orphan Medical Products and the U.S. Food and Drug Administration (FDA).
•	FDA approval to market GAMMAGARD LIQUID 10% in a 30-gram vial for patients with primary immunodeficiency disorders (PID). Baxter will be the first immune globulin manufacturer to offer a 10% product in a 30-gram vial size, which is designed to provide greater convenience to customers and will reduce the number of vials needed to fulfill dosing requirements. Baxter is preparing to make the product available to the market within the next several months.

•	Completion of the Phase III clinical trial of HyQ, an immune globulin (IG) therapy facilitated subcutaneously by recombinant human hyaluronidase, a dispersion and permeation enhancer. Interim analyses presented in 2010 showed that 28 out of 29 HyQ treated study participants with primary immune deficiency were able to infuse immune globulin under the skin, using a single injection site, at infusion volumes, intervals and rates equivalent to their previous IV administration of immune globulin.

•	Completion of a Phase III study evaluating TISSEEL fibrin sealant as a hemostatic agent in vascular surgery. This trial included 140 patients in the U.S. and is intended to support the approval of a broad hemostasis indication. The company expects to file for approval with the FDA in 2011.

•	The launch of GLASSIATM [Alpha1-Proteinase Inhibitor (Human)] in the U.S. GLASSIATM is the first available ready-to-use liquid alpha1-proteinase inhibitor (Alpha1-PI) and is indicated as a chronic augmentation and maintenance therapy in adults with emphysema due to congenital deficiency of alpha-1 antitrypsin (AAT), an under-diagnosed hereditary condition characterized by a low level of alpha-1 antitrypsin protein in the blood and lungs. GLASSIATM is administered intravenously once a week and augments the levels of AAT in the blood and lungs. Through a definitive agreement with Kamada Ltd., Baxter is the exclusive distributor for GLASSIATM in the U.S. and other select markets.
Outlook for First Quarter and Full-Year 2011
     Baxter also announced today its outlook for the first quarter and full-year 2011. For full-year 2011, Baxter expects sales growth of 2 to 3 percent, excluding

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the impact of foreign exchange. This guidance reflects the previously announced divestiture of the generic injectables business, with 2010 annual sales of approximately $200 million, that is anticipated to close during the first quarter 2011. Excluding the proposed divestiture and the impact of foreign exchange, sales growth is expected to be in the 4 to 5 percent range. Also, for the full-year, Baxter expects earnings of $4.15 to $4.25 per diluted share, before any special items, and cash flows from operations of approximately $2.8 billion.
     For the first quarter of 2011, the company expects sales growth of 2 to 3 percent, excluding the impact of foreign currency, and earnings of $0.92 to $0.94 per diluted share, before any special items.
     A webcast of Baxter’s fourth quarter conference call for investors can be accessed live from a link on the company’s website at www.baxter.com beginning at 7:30 a.m. CST on January 27, 2011. Please visit www.baxter.com for more information regarding this and future investor events and webcasts.
     Baxter International Inc., through its subsidiaries, develops, manufactures and markets products that save and sustain the lives of people with hemophilia, immune disorders, infectious diseases, kidney disease, trauma, and other chronic and acute medical conditions. As a global, diversified healthcare company, Baxter applies a unique combination of expertise in medical devices, pharmaceuticals and biotechnology to create products that advance patient care worldwide.
     This release includes forward-looking statements concerning the company’s financial results, outlook for 2011 and R&D pipeline. The statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance risks for new and existing products, such as

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ADVATE, and other technologies; future actions of regulatory bodies and other governmental authorities, including with respect to the company’s implementation of the COLLEAGUE recall, that could delay, limit or suspend product development, manufacturing or sales or result in sanctions; product quality or patient safety concerns leading to product recalls, withdrawals, launch delays, litigation, or declining sales; Sigma’s ability to build production capacity to meet customer demand; future actions of governmental authorities and other third parties as U.S. healthcare reform legislation and other austerity measures are implemented; additional legislation, regulation and other governmental pressures, which may affect pricing, reimbursement and rebate policies of government agencies and private payers or other elements of the company’s business; product development risks; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; the impact of geographic and product mix on the company’s sales; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; the availability of acceptable raw materials and component supply; fluctuations in supply and demand and the pricing of plasma-based therapies; the ability to enforce company patents; patents of third parties preventing or restricting the company’s manufacture, sale or use of affected products or technology; any impact of the current economic conditions on Baxter and its customers; foreign currency fluctuations and other risks identified in the company’s most recent filing on Form 10-K and other Securities and Exchange Commission filings, all of which are available on the company’s website. The company does not undertake to update its forward-looking statements. Financial schedules are attached to this release and available on the company’s website.
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BAXTER — PAGE 8
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
Three Months Ended December 31, 2010 and 2009
(unaudited)
(in millions, except per share and percentage data)

	Three Months Ended
	December 31,
	2010		2009		Change

NET SALES	$3,498		$3,470		1%

COST OF SALES	1,880	A	1,703	A	10%

GROSS MARGIN	1,618		1,767		(8%	)

% of Net Sales	46.3%		50.9%		(4.6 pts	)

MARKETING AND ADMINISTRATIVE EXPENSES	833	A	788	A	6%
% of Net Sales	23.8%		22.7%		1.1 pts

RESEARCH AND DEVELOPMENT EXPENSES	262	B	246		7%
% of Net Sales	7.5%		7.1%		0.4 pts

NET INTEREST EXPENSE	19		25		(24%	)

OTHER EXPENSE (INCOME), NET	37	C	(7)		N/M

PRE-TAX INCOME	467		715		(35%	)

INCOME TAX EXPENSE	41		139		(71%	)

% of Pre-Tax Income	8.8%		19.4%		(10.6 pts	)

NET INCOME	426		576		(26%	)

LESS: NONCONTROLLING INTERESTS	3		4		(25%	)

NET INCOME ATTRIBUTABLE TO BAXTER	$423		$572		(26%	)

BASIC EPS	$0.73		$0.95		(23%	)

DILUTED EPS	$0.72		$0.94		(23%	)

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	582		604
Diluted	586		611

ADJUSTED PRE-TAX INCOME (excluding specified items)	$820	D	$794	D

ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER (excluding specified items)	$650	D	$628	D

ADJUSTED DILUTED EPS (excluding specified items)	$1.11	D	$1.03	D

A    The company recorded charges primarily related to business optimization efforts totaling $257 million ($164 million on an after-tax basis, or $0.28 per diluted share) and $79 million ($56 million on an after-tax basis, or $0.09 per diluted share) in the three-month periods ending December 31, 2010 and 2009, respectively. These charges impacted cost of sales and marketing and administrative expenses as follows (in millions):

	2010		2009
Cost of sales	$132		$30
Marketing and administrative expenses	125		49

Total	$257		$79

B     Research and development (R&D) expenses in 2010 included in-process R&D (IPR&D) charges of $34 million ($25 million on an after-tax basis, or $0.04 per diluted share), which principally related to the acquisition of hemophilia-related intellectual property and other assets from Archemix Corp. (Archemix), a privately-held biopharmaceutical company.

C Other expense (income), net in 2010 included a charge of $62 million ($38 million on an after-tax basis, or $0.07 per diluted share) related to increased litigation reserves.

D Refer to page 9 for a description of the adjustments and a reconciliation to GAAP (generally accepted accounting principles) measures.

BAXTER — PAGE 9
BAXTER INTERNATIONAL INC.
Note to Consolidated Statements of Income
Three Months Ended December 31, 2010 and 2009
Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in millions, except per share and percentage data)
The company’s GAAP results for the three months ended December 31, 2010 and 2009 included specified items which impacted the GAAP results as follows:

	Three Months Ended December 31,
	2010							2009
		Business					Excluding		Business	Excluding
		optimization	Litigation-		IPR&D		specified		optimization	specified
	GAAP	charge [1]	related charge	[2]	charges	[3]	items	GAAP	charge [4]	item	Change	[5]

NET SALES	$3,498	$—	$—		$—		$3,498	$3,470	$—	$3,470	1%

COST OF SALES	1,880	(132)	—		—		1,748	1,703	(30)	1,673	4%

GROSS MARGIN	1,618	132	—		—		1,750	1,767	30	1,797	(3%	)

% of Net Sales	46.3%						50.0%	50.9%		51.8%	(1.8 pts	)

MARKETING AND ADMINISTRATIVE EXPENSES	833	(125)	—		—		708	788	(49)	739	(4%	)
% of Net Sales	23.8%						20.2%	22.7%		21.3%	(1.1 pts	)

RESEARCH AND DEVELOPMENT EXPENSES	262	—	—		(34)		228	246	—	246	(7%	)
% of Net Sales	7.5%						6.5%	7.1%		7.1%	(0.6 pts	)

NET INTEREST EXPENSE	19	—	—		—		19	25	—	25	(24%	)

OTHER EXPENSE (INCOME), NET	37	—	(62)		—		(25)	(7)	—	(7)	N/M

PRE-TAX INCOME	467	257	62		34		820	715	79	794	3%

INCOME TAX EXPENSE	41	93	24		9		167	139	23	162	3%

% of Pre-Tax Income	8.8%						20.4%	19.4%		20.4%	0 pts

NET INCOME	426	164	38		25		653	576	56	632	3%

LESS: NONCONTROLLING INTERESTS	3	—	—		—		3	4	—	4	(25%	)

NET INCOME ATTRIBUTABLE TO BAXTER	$423	$164	$38		$25		$650	$572	$56	$628	4%

BASIC EPS	$0.73	$0.28	$0.07		$0.04		$1.12	$0.95	$0.09	$1.04	8%

DILUTED EPS	$0.72	$0.28	$0.07		$0.04		$1.11	$0.94	$0.09	$1.03	8%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	582						582	604		604
Diluted	586						586	611		611

[1]	A charge was taken in 2010 of $257 million ($164 million on an after-tax basis, or $0.28 per diluted share), which primarily related to business optimization efforts. The charge impacted cost of sales and marketing and administrative expenses by $132 million and $125 million, respectively.

[2]	Other expense (income), net in 2010 included a charge of $62 million ($38 million on an after-tax basis, or $0.07 per diluted share) related to increased litigation reserves.

[3]	R&D expenses in 2010 included IPR&D charges of $34 million ($25 million on an after-tax basis, or $0.04 per diluted share), which principally related to the acquisition of hemophilia-related intellectual property and other assets from Archemix.

[4]	A charge was taken in 2009 of $79 million ($56 million on an after-tax basis, or $0.09 per diluted share), which primarily related to business optimization efforts. The charge impacted cost of sales and marketing and administrative expenses by $30 million and $49 million, respectively.

[5]	Represents the percentage change between the 2010 and 2009 results, both excluding specified items.
For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

BAXTER — PAGE 10
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
Twelve Months Ended December 31, 2010 and 2009
(unaudited)
(in millions, except per share and percentage data)

	Twelve Months Ended
	December 31,
	2010		2009		Change

NET SALES	$12,843	A	$12,562		2%

COST OF SALES	6,885	A, C	6,037	B, C	14%

GROSS MARGIN	5,958		6,525		(9%	)

% of Net Sales	46.4%		51.9%		(5.5 pts	)

MARKETING AND ADMINISTRATIVE EXPENSES	2,907	C, D	2,731	C	6%
% of Net Sales	22.6%		21.7%		0.9 pts

RESEARCH AND DEVELOPMENT EXPENSES	915	E	917		0%
% of Net Sales	7.1%		7.3%		(0.2 pts	)

NET INTEREST EXPENSE	87		98		(11%	)

OTHER EXPENSE, NET	159	F	45	F	N/M

PRE-TAX INCOME	1,890		2,734		(31%	)

INCOME TAX EXPENSE	463	G	519		(11%	)

% of Pre-Tax Income	24.5%		19.0%		5.5 pts

NET INCOME	1,427		2,215		(36%	)

LESS: NONCONTROLLING INTERESTS	7		10		(30%	)

NET INCOME ATTRIBUTABLE TO BAXTER	$1,420		$2,205		(36%	)

BASIC EPS	$2.41		$3.63		(34%	)

DILUTED EPS	$2.39		$3.59		(33%	)

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	590		607
Diluted	594		614

ADJUSTED PRE-TAX INCOME (excluding specified items)	$2,971	H	$2,894	H

ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER (excluding specified items)	$2,366	H	$2,330	H

ADJUSTED DILUTED EPS (excluding specified items)	$3.98	H	$3.80	H

A     Net sales and cost of sales in the first quarter of 2010 included a charge totaling $588 million, or $0.98 per diluted share, which related to the recall of COLLEAGUE infusion pumps from the U.S. market and other actions the company is undertaking outside of the United States, for which there was no net tax benefit recognized.

B     Cost of sales in the third quarter of 2009 included a charge of $27 million ($22 million on an after-tax basis, or $0.04 per diluted share) primarily related to planned retirement costs associated with the SYNDEO PCA Syringe Pump.

C     The company recorded charges primarily related to business optimization efforts totaling $257 million ($164 million on an after-tax basis, or $0.28 per diluted share) and $79 million ($56 million on an after-tax basis, or $0.09 per diluted share) in the years ending December 31, 2010 and 2009, respectively. These charges impacted cost of sales and marketing and administrative expenses as follows (in millions):

	2010		2009
Cost of sales	$132		$30
Marketing and administrative expenses	125		49

Total	$257		$79

D     Marketing and administrative expenses in the second quarter of 2010 included a charge of $28 million ($22 million, or $0.03 per diluted share, on an after-tax basis) to write down accounts receivable in Greece, principally as a result of the anticipated settlement of certain accounts receivable with the Greek government.

E     R&D expenses in the fourth quarter of 2010 included IPR&D charges of $34 million ($25 million on an after-tax basis, or $0.04 per diluted share), which principally related to the acquisition of hemophilia-related intellectual property and other assets from Archemix.

F     Other expense, net in the third quarter of 2010 included an impairment charge of $112 million ($70 million on an after-tax basis, or $0.12 per diluted share) principally to write down assets associated with the company’s agreement to divest its U.S. generic injectables business. Other expense, net in the fourth quarter of 2010 included a charge of $62 million ($38 million on an after-tax basis, or $0.07 per diluted share) related to increased litigation reserves. Other expense, net in the third quarter of 2009 included an impairment charge of $54 million ($47 million on an after-tax basis, or $0.08 per diluted share) associated with the discontinuation of the company’s SOLOMIX drug delivery system in development.

G     Income tax expense in the first quarter of 2010 included a charge of $39 million, or $0.07 per diluted share, to write off a deferred tax asset as a result of a change in the tax treatment of reimbursements under the Medicare Part D retiree prescription drug subsidy program.

H Refer to page 11 for a description of the adjustments and a reconciliation to GAAP measures.

BAXTER — PAGE 11
BAXTER INTERNATIONAL INC.
Note to Consolidated Statements of Income
Twelve Months Ended December 31, 2010 and 2009
Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in millions, except per share and percentage data)
The company’s GAAP results for the twelve months ended December 31, 2010 and 2009 included specified items which impacted the GAAP results as follows:

	Twelve Months Ended December 31,
	2010										2009
		Specified items		Business		Litigation-				Excluding		Total		Excluding
		through Q3		optimization		related		IPR&D		specified		specified		specified
	GAAP	2010		charge		charge		charges		items	GAAP	items		items	Change	I

NET SALES	$12,843	$213	A	$—		$—		$—		$13,056	$12,562	$—		$12,562	4%

COST OF SALES	6,885	(375	) A	(132	) E	—		—		6,378	6,037	(57	) H	5,980	7%

GROSS MARGIN	5,958	588		132		—		—		6,678	6,525	57		6,582	1%

% of Net Sales	46.4%									51.1%	51.9%			52.4%	(1.3 pts	)

MARKETING AND ADMINISTRATIVE EXPENSES	2,907	(28	) B	(125	) E	—		—		2,754	2,731	(49	) H	2,682	3%
% of Net Sales	22.6%									21.1%	21.7%			21.4%	(0.3 pts	)

RESEARCH AND DEVELOPMENT EXPENSES	915	—		—		—		(34	) G	881	917	—		917	(4%	)
% of Net Sales	7.1%									6.7%	7.3%			7.3%	(0.6 pts	)

NET INTEREST EXPENSE	87	—		—		—		—		87	98	—		98	(11%	)

OTHER EXPENSE (INCOME), NET	159	(112	) C	—		(62	) F	—		(15)	45	(54	) H	(9)	67%

PRE-TAX INCOME	1,890	728		257		62		34		2,971	2,734	160		2,894	3%

INCOME TAX EXPENSE	463	9	B,C,D	93		24		9		598	519	35	H	554	8%

% of Pre-Tax Income	24.5%									20.1%	19.0%			19.1%	1.0 pt

NET INCOME	1,427	719		164		38		25		2,373	2,215	125		2,340	1%

LESS: NONCONTROLLING INTERESTS	7	—		—		—		—		7	10	—		10	(30%	)

NET INCOME ATTRIBUTABLE TO BAXTER	$1,420	$719		$164		$38		$25		$2,366	$2,205	$125		$2,330	2%

BASIC EPS	$2.41	$1.22		$0.28		$0.06		$0.04		$4.01	$3.63	$0.21		$3.84	4%

DILUTED EPS	$2.39	$1.20		$0.28		$0.07		$0.04		$3.98	$3.59	$0.21		$3.80	5%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	590									590	607			607
Diluted	594									594	614			614

A	Net sales and cost of sales in the first quarter of 2010 included a charge totaling $588 million, or $0.98 per diluted share, which related to the recall of COLLEAGUE infusion pumps from the U.S. market and other actions the company is undertaking outside of the United States, for which there was no net tax benefit recognized.

B	Marketing and administrative expenses in the second quarter of 2010 included a charge of $28 million ($22 million, or $0.03 per diluted share, on an after-tax basis) to write down accounts receivable in Greece, principally as a result of the anticipated settlement of certain accounts receivable with the Greek government.

C	Other expense (income), net in 2010 included a third quarter impairment charge of $112 million ($70 million on an after-tax basis, or $0.12 per diluted share) principally to write down assets associated with the company’s agreement to divest its U.S. generic injectables business.

D	Income tax expense in the first quarter of 2010 included a charge of $39 million, or $0.07 per diluted share, to write off a deferred tax asset as a result of a change in the tax treatment of reimbursements under the Medicare Part D retiree prescription drug subsidy program.

E	A charge was taken in the fourth quarter of 2010 of $257 million ($164 million on an after-tax basis, or $0.28 per diluted share), which primarily related to business optimization efforts. The charge impacted cost of sales and marketing and administrative expenses by $132 million and $125 million, respectively.

F	Other expense (income), net in the fourth quarter of 2010 included a charge of $62 million ($38 million on an after-tax basis, or $0.07 per diluted share) related to increased litigation reserves.

G	R&D expenses in the fourth quarter of 2010 included IPR&D charges of $34 million ($25 million on an after-tax basis, or $0.04 per diluted share), which principally related to the acquisition of hemophilia-related intellectual property and other assets from Archemix.

H	A charge was taken in the fourth quarter of 2009 of $79 million ($56 million on an after-tax basis, or $0.09 per diluted share), which primarily related to business optimization efforts. The charge impacted cost of sales and marketing and administrative expenses by $30 million and $49 million, respectively. Cost of sales in the third quarter of 2009 also included a charge of $27 million ($22 million on an after-tax basis, or $0.04 per diluted share) primarily related to planned retirement costs associated with the SYNDEO PCA Syringe Pump. Other expense, net in the third quarter of 2009 included an impairment charge of $54 million ($47 million on an after-tax basis, or $0.08 per diluted share) associated with the discontinuation of the company’s SOLOMIX drug delivery system in development.

I	Represents the percentage change between the 2010 and 2009 results, both excluding specified items.
For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

BAXTER — PAGE 12
BAXTER INTERNATIONAL INC.
Cash Flows from Operations and Changes in Net Debt
(unaudited)
($ in millions)

Cash Flows from Operations
(Brackets denote cash outflows)
	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2010		2009	2010		2009

Net income	$426		$576	$1,427		$2,215
Adjustments
Depreciation and amortization	179		172	685		638
Deferred income taxes	(93)		79	76	A	267
Stock compensation	28		34	120		140
Realized excess tax benefits from stock issued under employee benefit plans	(6)		(8)	(41)		(96)
Infusion pump charges	—		—	588		27
Business optimization charges	257		79	257		79
Impairment charges	—		—	112		54
Litigation-related charge	62		—	62		—
IPR&D charges	34		—	34		—
Other	(5)		(34)	51		1
Changes in balance sheet items
Accounts and other current receivables	(95)		(59)	(122)		(167)
Inventories	114		56	20		(60)
Accounts payable and accrued liabilities	52		78	(5)		(85)
Restructuring and business optimization payments	(36)		(10)	(79)		(45)
Other	18	B	23	(182	) B	(59	) B

Cash flows from operations	$935		$986	$3,003		$2,909

Changes in Net Debt
(Decrease) increase
	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2010		2009	2010		2009

Net debt, beginning of period	$2,095		$1,598	$1,365		$1,625

Cash flows from operations	(935)		(986)	(3,003)		(2,909)
Capital expenditures	264		380	963		1,014
Dividends	169		157	688		632
Proceeds from stock issued under employee benefit plans	(106)		(84)	(340)		(285)
Purchases of treasury stock	180		250	1,453		1,216
Acquisitions of and investments in businesses and technologies	45	C	—	319	C	156
Other, including the effect of exchange rate changes	(10)		50	257		(84)

(Decrease) increase in net debt	(393)		(233)	337		(260)

Net debt, December 31	$1,702		$1,365	$1,702		$1,365

Key statistics, December 31:
Days sales outstanding	52.5		51.2	52.5		51.2
Inventory turns	3.0		2.5	3.0		2.5

Selected balance sheet information:				December 31, 2010		December 31, 2009
Cash and equivalents				$2,685		$2,786
Accounts and other current receivables				$2,265		$2,302
Inventories				$2,371		$2,557
Accounts payable and accrued liabilities				$4,017		$3,753

A	Deferred income taxes in the first quarter of 2010 included a charge of $39 million to write off a deferred tax asset as a result of a change in the tax treatment of reimbursements under the Medicare Part D retiree prescription drug subsidy program.

B	Other cash flows from operations included planned contributions to the company’s pension plan in the United States of $50 million in the fourth quarter of 2010, $300 million in the first quarter of 2010, and $100 million in the first quarter of 2009.

C	Acquisitions of and investments in businesses and technologies in 2010 principally related to the first quarter acquisition of ApaTech Limited, an orthobiologic products company based in the United Kingdom, the third quarter manufacturing, supply and distribution agreement with Kamada Limited for the exclusive commercial rights to GLASSIATM in the United States and other select markets, and the fourth quarter acquisition of hemophilia-related intellectual property and other assets from Archemix.

BAXTER — PAGE 13
BAXTER INTERNATIONAL INC.
Net Sales
Periods Ending December 31, 2010 and 2009
(unaudited)
($ in millions)

	Q4	Q4	% Growth @		% Growth @		YTD	YTD	% Growth @		% Growth @
	2010	2009	Actual Rates		Constant Rates		2010	2009	Actual Rates		Constant Rates

BioScience
United States	$703	$694	1%		1%		$2,615	$2,662	(2%	)	(2%	)
International	830	824	1%		6%		3,025	2,911	4%		4%
Total BioScience	$1,533	$1,518	1%		4%		$5,640	$5,573	1%		1%

Medication Delivery
United States [1]	$630	$615	2%		2%		$2,435	$2,225	9%		9%
International	700	697	0%		3%		2,546	2,424	5%		2%
Total Medication Delivery - Adjusted [1]	$1,330	$1,312	1%		3%		$4,981	$4,649	7%		5%

COLLEAGUE infusion pump charge [1]							(213)

Total Medication Delivery - GAAP [1]	$1,330	$1,312	1%		3%		$4,768	$4,649	3%		1%

Renal
United States	$101	$100	1%		1%		$393	$385	2%		2%
International	525	525	0%		1%		1,996	1,881	6%		2%
Total Renal	$626	$625	0%		1%		$2,389	$2,266	5%		2%

Transfusion Therapies [2]
United States	$6	$10	(40%	)	(40%	)	$34	$45	(24%	)	(24%	)
International	3	5	(40%	)	(40%	)	12	29	(59%	)	(59%	)
Total Transfusion Therapies	$9	$15	(40%	)	(40%	)	$46	$74	(38%	)	(38%	)

Baxter International Inc.
United States [1]	$1,440	$1,419	1%		1%		$5,477	$5,317	3%		3%
International	2,058	2,051	0%		3%		7,579	7,245	5%		3%
Total Baxter - Adjusted [1]	$3,498	$3,470	1%		3%		$13,056	$12,562	4%		3%

COLLEAGUE infusion pump charge [1]							(213)

Total Baxter - GAAP [1]	$3,498	$3,470	1%		3%		$12,843	$12,562	2%		1%

[1]	GAAP net sales in the first quarter of 2010 included a charge of $213 million related to the recall of COLLEAGUE infusion pumps from the U.S. market. Refer to page 17 for a reconciliation to GAAP measures.

[2]	Represents revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the Transfusion Therapies (TT) business after the February 2007 divestiture.

BAXTER — PAGE 14
BAXTER INTERNATIONAL INC.
GAAP Key Product Line Sales
Periods Ending December 31, 2010 and 2009
(unaudited)
($ in millions)

	GAAP	GAAP	% Growth @		% Growth @		GAAP	GAAP	% Growth @		% Growth @
	Q4 2010	Q4 2009	Actual Rates		Constant Rates		YTD 2010	YTD 2009	Actual Rates		Constant Rates

BioScience
Recombinants	$534	$564	(5%	)	(3%	)	$2,095	$2,058	2%		2%
Plasma Proteins	416	380	9%		13%		1,368	1,338	2%		2%
Antibody Therapy	386	351	10%		13%		1,354	1,368	(1%	)	0%
Regenerative Medicine	145	125	16%		18%		527	442	19%		19%
Other [1]	52	98	(47%	)	(45%	)	296	367	(19%	)	(20%	)

Total BioScience	$1,533	$1,518	1%		4%		$5,640	$5,573	1%		1%

Medication Delivery
IV Therapies	$452	$438	3%		5%		$1,678	$1,562	7%		6%
Global Injectables	499	479	4%		5%		1,891	1,701	11%		9%
Infusion Systems [2]	230	246	(7%	)	(7%	)	655	858	(24%	)	(26%	)
Anesthesia	141	140	1%		2%		525	492	7%		6%
Other	8	9	(11%	)	0%		19	36	(47%	)	(36%	)

Total Medication Delivery [2]	$1,330	$1,312	1%		3%		$4,768	$4,649	3%		1%

Renal
PD Therapy	$514	$509	1%		1%		$1,955	$1,856	5%		2%
HD Therapy	112	116	(3%	)	(2%	)	434	410	6%		3%

Total Renal	$626	$625	0%		1%		$2,389	$2,266	5%		2%

Transfusion Therapies [3]	$9	$15	(40%	)	(40%	)	$46	$74	(38%	)	(38%	)

Total Baxter [2]	$3,498	$3,470	1%		3%		$12,843	$12,562	2%		1%

[1]	Principally includes vaccines and sales of plasma to third parties.

[2]	GAAP net sales in the first quarter of 2010 included a charge of $213 million related to the recall of COLLEAGUE infusion pumps from the U.S. market. Refer to page 17 for a reconciliation to GAAP measures.

[3]	Represents revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the TT business after the February 2007 divestiture.

BAXTER — PAGE 15
BAXTER INTERNATIONAL INC.
Adjusted Key Product Line Sales
Periods Ending December 31, 2010 and 2009
(unaudited)
($ in millions)

	GAAP	GAAP	% Growth @		% Growth @		Adjusted	GAAP	% Growth @		% Growth @
	Q4 2010	Q4 2009	Actual Rates		Constant Rates		YTD 2010	YTD 2009	Actual Rates		Constant Rates

BioScience
Recombinants	$534	$564	(5%	)	(3%	)	$2,095	$2,058	2%		2%
Plasma Proteins	416	380	9%		13%		1,368	1,338	2%		2%
Antibody Therapy	386	351	10%		13%		1,354	1,368	(1%	)	0%
Regenerative Medicine	145	125	16%		18%		527	442	19%		19%
Other [1]	52	98	(47%	)	(45%	)	296	367	(19%	)	(20%	)

Total BioScience	$1,533	$1,518	1%		4%		$5,640	$5,573	1%		1%

Medication Delivery
IV Therapies	$452	$438	3%		5%		$1,678	$1,562	7%		6%
Global Injectables	499	479	4%		5%		1,891	1,701	11%		9%
Infusion Systems - Adjusted [2]	230	246	(7%	)	(7%	)	868	858	1%		(1%	)
Anesthesia	141	140	1%		2%		525	492	7%		6%
Other	8	9	(11%	)	0%		19	36	(47%	)	(36%	)

Total Medication Delivery - Adjusted [2]	$1,330	$1,312	1%		3%		$4,981	$4,649	7%		5%

Renal
PD Therapy	$514	$509	1%		1%		$1,955	$1,856	5%		2%
HD Therapy	112	116	(3%	)	(2%	)	434	410	6%		3%

Total Renal	$626	$625	0%		1%		$2,389	$2,266	5%		2%

Transfusion Therapies [3]	$9	$15	(40%	)	(40%	)	$46	$74	(38%	)	(38%	)

Total Baxter - Adjusted [2]	$3,498	$3,470	1%		3%		$13,056	$12,562	4%		3%

[1]	Principally includes vaccines and sales of plasma to third parties.

[2]	Adjusted net sales in the first quarter of 2010 excluded a charge of $213 million related to the recall of COLLEAGUE infusion pumps from the U.S. market. Refer to page 17 for a reconciliation to GAAP measures.

[3]	Represents revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the TT business after the February 2007 divestiture.

BAXTER — PAGE 16
BAXTER INTERNATIONAL INC.
Key Product Line Sales by U.S. and International
Three-Month Periods Ending December 31, 2010 and 2009
(unaudited)
($ in millions)

	Q4 2010			Q4 2009			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.		International		Total

BioScience
Recombinants	$230	$304	$534	$242	$322	$564	(5%	)	(6%	)	(5%	)
Plasma Proteins	126	290	416	136	244	380	(7%	)	19%		9%
Antibody Therapy	257	129	386	237	114	351	8%		13%		10%
Regenerative Medicine	83	62	145	66	59	125	26%		5%		16%
Other [1]	7	45	52	13	85	98	(46%	)	(47%	)	(47%	)

Total BioScience	$703	$830	$1,533	$694	$824	$1,518	1%		1%		1%

Medication Delivery
IV Therapies	$145	$307	$452	$129	$309	$438	12%		(1%	)	3%
Global Injectables	264	235	499	252	227	479	5%		4%		4%
Infusion Systems	132	98	230	144	102	246	(8%	)	(4%	)	(7%	)
Anesthesia	87	54	141	90	50	140	(3%	)	8%		1%
Other	2	6	8	0	9	9	N/A		(33%	)	(11%	)

Total Medication Delivery	$630	$700	$1,330	$615	$697	$1,312	2%		0%		1%

Renal
PD Therapy	$83	$431	$514	$79	$430	$509	5%		0%		1%
HD Therapy	18	94	112	21	95	116	(14%	)	(1%	)	(3%	)

Total Renal	$101	$525	$626	$100	$525	$625	1%		0%		0%

Transfusion Therapies [2]	$6	$3	$9	$10	$5	$15	(40%	)	(40%	)	(40%	)

Total Baxter	$1,440	$2,058	$3,498	$1,419	$2,051	$3,470	1%		0%		1%

[1]	Principally includes vaccines and sales of plasma to third parties.

[2]	Represents revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the TT business after the February 2007 divestiture.

BAXTER — PAGE 17
BAXTER INTERNATIONAL INC.
Reconciliation of GAAP to Non-GAAP Net Sales Measures
Years Ending December 31, 2010 and 2009
(unaudited)
($ in millions)
The company’s GAAP net sales results for the year ended December 31, 2010 included a $213 million charge related to the recall of COLLEAGUE infusion pumps from the U.S. market, which impacted GAAP net sales as follows:

							% Growth @					% Growth @
	2010 YTD			2009 YTD			Actual Rates					Constant Rates
	U.S.	International	Total	U.S.	International	Total	U.S.		International	Total		U.S.		International	Total

Infusion Systems - GAAP			$655			$858				(24%	)				(26%	)
COLLEAGUE infusion pump charge			213

Infusion Systems - Adjusted			$868			$858				1%					(1%	)

Total Medication Delivery - GAAP	$2,222	$2,546	$4,768	$2,225	$2,424	$4,649	0%		5%	3%		0%		2%	1%
COLLEAGUE infusion pump charge	213		213

Total Medication Delivery - Adjusted	$2,435	$2,546	$4,981	$2,225	$2,424	$4,649	9%		5%	7%		9%		2%	5%

Total Baxter - GAAP	$5,264	$7,579	$12,843	$5,317	$7,245	$12,562	(1%	)	5%	2%		(1%	)	3%	1%
COLLEAGUE infusion pump charge	213		213

Total Baxter - Adjusted	$5,477	$7,579	$13,056	$5,317	$7,245	$12,562	3%		5%	4%		3%		3%	3%

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.